EXHIBIT 23.1



                                     [LOGO]
                           DIXON, ODOM & CO., L.L.P.
                          Certified Public Accountants





                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

We consent to the use of our report dated May 21, 1996 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Longmeadow Apartments for the year ended December 31, 1995, for inclusion in a form 8K filing with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc., and to the reference to our firm under the heading "Expert" therein.


/s/ DIXON, ODOM & CO., L.L.P.
High Point, North Carolina
May 21, 1996




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